EXHIBIT 11(c)
CONSENT OF INDEPENDENT ACCOUNTANTS
We hereby consent to the reference to our Firm under the heading
"Auditor" in the Statement of Additional Information which is incorporated by reference in Post-Effective Amendment No. 48 to the Registration Statement on Form N-1A of Fidelity Advisor International Capital Appreciation Fund.


/s/Price Waterhouse L.L.P.
Price Waterhouse L.L.P.
Boston, Massachusetts
February 23, 1998